FOR IMMEDIATE RELEASE:	CONTACT:

VALHI, INC.	Bobby D. O’Brien
Three Lincoln Centre 5430 LBJ Freeway, Suite 1700	Vice President and Chief Financial Officer (972) 233-1700
Dallas, Texas 75240-2697

VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . August 31, 2007 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of ten cents ($0.10) per share on its common stock, payable on September 28, 2007 to stockholders of record at the close of business on September 7, 2007.

Valhi, Inc. is engaged in the titanium dioxide pigments, component products (security products, furniture components and performance marine components) and waste management industries.

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